UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2011

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	73-1564280 (IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On July 21, 2010, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act included new reporting requirements related to mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under Section 107 (a) of the Federal Mine Safety and Health Act of 1977 (“the Mine Act”) issued by the Federal Mine Safety and Health Administration (“MSHA”).

On October 13, 2011, at approximately 1:05 P.M., White County Coal, LLC (“WCC”), an operating subsidiary of Alliance Resource Partners, L.P., received an imminent danger order under Section 107(a) of the Mine Act at the Pattiki mine. The imminent danger order was issued after MSHA confirmed the findings of WCC’s own mine examiners, who observed evidence of water around certain 120 psi seals. The seals are used to separate older, previously mined areas from the areas actively being mined for coal. Prior to the issuance of the imminent danger order, WCC already had removed all miners from the underground mine and had begun efforts to pump excess water away from the seals. No miners were injured as a result of the water and WCC voluntarily reported the situation to MSHA. WCC is reviewing MSHA’s order and may seek judicial review of its issuance.

The 107(a) order was terminated on October 17, 2011 and normal mining operations resumed at WCC at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: October 20, 2011

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